UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2023

Microsoft Corporation

(Exact name of registrant as specified in its charter)

Washington	001-37845	91-1144442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(425) 882-8080

www.microsoft.com/investor

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00000625 par value per share	MSFT	NASDAQ
3.125% Notes due 2028	MSFT	NASDAQ
2.625% Notes due 2033	MSFT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 13, 2023, Microsoft Corporation, a Washington corporation (“Microsoft”), completed its previously announced acquisition of Activision Blizzard, Inc., a Delaware corporation (“Activision Blizzard”). Pursuant to the terms of the Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of January 18, 2022, by and among Microsoft, Activision Blizzard and Anchorage Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Microsoft (“Merger Sub”), at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into Activision Blizzard (the “Merger”), with Activision Blizzard surviving the Merger as a wholly owned subsidiary of Microsoft.

At the Effective Time, each share of Activision Blizzard common stock, par value $0.000001 per share (the “Activision Blizzard Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Activision Blizzard Common Stock (i) held by Activision Blizzard as treasury stock (excluding certain shares of Activision Blizzard Common Stock held by a wholly owned subsidiary of Activision Blizzard, which shares remained outstanding and unaffected by the Merger), (ii) owned by Microsoft or Merger Sub, (iii) owned by any direct or indirect wholly owned subsidiary of Microsoft or Merger Sub or (iv) held by Activision Blizzard stockholders who neither voted in favor of adoption of the Merger Agreement nor consented thereto in writing and who had properly and validly exercised their statutory rights of appraisal in respect of such shares of Activision Blizzard Common Stock in accordance with Section 262 of the Delaware General Corporation Law, in each case, as of immediately prior to the Effective Time), was cancelled and automatically converted into the right to receive $95.00 in cash (the “Per Share Amount”), without interest.

In addition, at the Effective Time, subject to certain exceptions, unvested Activision Blizzard options and stock-based awards were assumed by Microsoft and converted into corresponding awards that are subject to shares of Microsoft common stock. Vested Activision Blizzard options and stock-based awards were cancelled and converted into the right to receive the Per Share Amount for each share of Activision Blizzard Common Stock underlying such awards (or, in the case of such options, the difference (if any) between the Per Share Amount and the applicable exercise price), less any applicable tax withholdings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: October 13, 2023	/S/ KEITH R. DOLLIVER
Keith R. Dolliver
Corporate Secretary